EXHIBIT 10.2

AMENDMENT NO. 1

THIRD AMENDED AND RESTATED

MORTGAGE BANKING SERVICES AGREEMENT

Amendment No. 1 to Third Amended and Restated Mortgage Banking Services Agreement, dated and effective as of June 23, 2025 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Service Provider”), and PennyMac Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Service Provider and the Company are parties to that certain Third Amended and Restated Mortgage Banking Services Agreement, dated as of December 16, 2025 (the “Existing MBS Agreement” and, as amended by this Amendment, the “MBS Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing MBS Agreement.

WHEREAS, the Service Provider and the Company have agreed, subject to the terms and conditions of this Amendment, that the Existing MBS Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing MBS Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Service Provider and the Company hereby agree that the Existing MBS Agreement is hereby amended as follows:

SECTION 1.
Amendments to Article 1.
1.1
Section 1.01 of the Existing MBS Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Factor” means either .99 or .80 (representing the estimated pull through rate), the amount of which shall be multiplied by each Loan Commitment relating to a Mortgage Loan other than a Ginnie Mae Mortgage Loan depending on whether it is subject to a “mandatory trade confirmation” or a “best efforts lock confirmation,” respectively.

1.2
Section 1.01 of the Existing MBS Agreement is hereby amended by deleting the definitions of “Company Loan Commitment”, “Company Purchased Loan”, “Correspondent Lending Program”, “Tier 1 Loan Commitment” and “Tier 2 Loan Commitment” in their entirety and replacing them with the following:

“Company Loan Commitment” means, through June 30, 2025, the number of Loan Commitments relating to Mortgage Loans intended to be purchased by the Company from a Correspondent and thereafter retained by the Company prior to sale or securitization, and from and after July 1, 2025, the number of Loan Commitments relating to Mortgage Loans intended to be purchased by the Company from the Service Provider, in either case through the Correspondent Lending Program (and after applying the applicable Factor to each such Loan Commitment).

“Company Purchased Loan” means, through June 30, 2025, the Mortgage Loans that are purchased by the Company from an approved Correspondent and thereafter retained by the Company prior to sale or securitization and, from and after July 1, 2025, the Mortgage Loans that are purchased by the Company from the Service Provider, in either case after the issuance of a related Company Loan Commitment and through the Correspondent Lending Program.

“Correspondent Lending Program” means that certain delegated correspondent lending program established by the Service Provider and pursuant to which either the Company or, from and after July 1, 2025, the Service Provider acquires Mortgage Loans that satisfy the terms of the related loan purchase agreement, including the requirements set forth in the applicable Guide(s), and any additional terms or conditions identified in acquisition policies and procedures adopted by the Service Provider from time to time.

“Tier 1 Loan Commitment” means each of the first 16,500 non-Ginnie Mae Loan Commitments (as determined after applying the applicable Factor to each non-Ginnie Mae Loan Commitment) issued by the Company or, as applicable, the Service Provider, to an approved Correspondent during any fiscal quarter.

“Tier 2 Loan Commitment” means each non-Ginnie Mae Loan Commitment in excess of 16,500 (as determined after applying the applicable Factor to each non-Ginnie Mae Loan Commitment) issued by the Company or, as applicable, the Service Provider, to an approved Correspondent during any fiscal quarter.

SECTION 2.
Amendments to Exhibit A. Exhibit A of the Existing MBS Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.
SECTION 3.
Conditions Precedent. This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
3.1
Delivered Documents. On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

2

(a)
this Amendment, executed and delivered by duly authorized officers of the Service Provider and the Company; and
(b)
such other documents as such party or counsel to such party may reasonably request.
SECTION 4.
Representations and Warranties. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing MBS Agreement on its part to be observed or performed.
SECTION 5.
Limited Effect. Except as expressly amended and modified by this Amendment, the Existing MBS Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 6.
GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 7.
Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.
SECTION 8.
Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing MBS Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Service Provider: PENNYMAC LOAN SERVICES, LLC

By: /s/ Douglas E. Jones
Name: Douglas E. Jones
Title: President and Chief Mortgage
Banking Officer

The Company: PENNYMAC CORP.

By: /s/ Daniel S. Perotti
Name: Daniel S. Perotti
Title: Senior Managing Director and
Chief Financial Officer

EXHIBIT A

(Compensation)

Fulfillment Fees

The aggregate Fulfillment Fees for Mortgage Loans during any fiscal quarter shall not exceed:

(a) the product of (i) the sum of $585.00 for each Tier 1 Loan Commitment and $355.00 for each Tier 2 Loan Commitment, and (ii) the number of Company Loan Commitments divided by the aggregate number of both Tier 1 Loan Commitments and Tier 2 Loan Commitments, the payment of which shall made no later than the end of the calendar month following the calendar month in which such Company Loan Commitments were issued, plus

(b) the product of (i) the number of Company Purchased Loans divided by the aggregate number of both Tier 1 Purchased Loans and Tier 2 Purchased Loans, and (ii) the sum of $315.00 for each Tier 1 Purchased Loan and $195.00 for each Tier 2 Purchased Loan, the payment of which shall be made no later than the end of the calendar month following the calendar month in which such Company Purchased Loans were purchased by the Company; plus

(c) in the case of all Mortgage Loans other than Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans that are purchased by the Company from an approved Correspondent or the Service Provider during such quarter, in either case through the Correspondent Lending Program, supplemental fees in an amount no greater than the product of (i) $500.00, and (ii) the number of such Mortgage Loans sold and securitized (the “Supplemental Fees”), the payment of which shall be made no later than the end of the calendar month following the calendar month in which such Mortgage Loan was sold or securitized.

No Fulfillment Fee shall be due or payable to the Service Provider with respect to the following: (i) any Ginnie Mae Mortgage Loan; (ii) any Fannie Mae Mortgage Loan or Freddie Mac Mortgage Loan acquired from the Company by the Service Provider pursuant to Section 3.03(b)(xxvi); or (iii) any Mortgage Loan acquired by the Company from the Service Provider on or before June 30, 2025, provided that Supplemental Fees may still be charged in connection with the securitization or sale of any such Mortgage Loans.

For the purposes of this Exhibit A, “mandatory trade confirmation” and “best efforts lock confirmation” shall have the meanings ascribed to them in the PennyMac Guide, and to the extent the Service Provider purchases any Mortgage Loans from the Company during the quarters ending March 31, 2025 or June 30, 2025, or the Company purchases any Mortgage Loans from the Service Provider during any quarter commencing on and after July 1, 2025, such Mortgage Loans shall reflect a representative mix of “mandatory trade confirmations” and “best efforts lock confirmations,” as well as a representative mix of underlying characteristics, by reference to all of the Mortgage Loans within the related Loan Category(ies) acquired from Correspondents by the Company or the Service Provider, as applicable, during such quarter.

Early Purchase Program Fees

With respect to each Early Purchase Program, through June 30, 2025, the Service Provider shall be entitled to fees that accrue (a) at a rate equal to $1,500 per annum, and (b) in the amount of $35 with respect to each Mortgage Loan purchased by the Company thereunder. The fee described in clause (a) shall accrue and be payable monthly not later than the last Business Day of each month from and after the execution of the Early Purchase Program documentation. The fee described in clause (b) shall accrue and be payable monthly not later than the fifth (5th) Business Day following the month during which the related Mortgage Loan first becomes subject to a transaction thereunder.